Exhibit (h)(4)(iv)

AMENDMENT NO. 3

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

AMENDMENT NO. 3 to the Amended And Restated Expense Limitation Agreement (“Amendment No. 3”), dated as of May 1, 2006, between AXA Premier VIP Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable”).

The Trust and AXA Equitable agree to modify and amend the Amended and Restated Expense Limitation Agreement, dated as of June 1, 2002, between the Trust and AXA Equitable (the “Agreement”), as follows:

1.	New Portfolios. AXA Equitable and the Trust have determined to add the AXA Target Allocation 2015 Portfolio, AXA Target Allocation 2025 Portfolio, AXA Target Allocation 2035 Portfolio, and AXA Target Allocation 2045 Portfolio (each a “New Portfolio” and collectively, the “New Portfolios”), to the Agreement on the terms and condition set forth in the Agreement, and at the level of the expense limitation applicable to the New Portfolios as set forth in the attached schedule.

2.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by the Amendment No. 3 to Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

AXA EQUITABLE
AXA PREMIER VIP TRUST		LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski		Steven M. Joenk
	Chief Financial Officer		Senior Vice President
and Treasurer

AMENDMENT NO. 3

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolio	Maximum Annual Operating Expense Limit
AXA Premier VIP Large Cap Core Equity	1.10%
AXA Premier VIP Large Cap Growth	1.10%
AXA Premier VIP Large Cap Value	1.10%
AXA Premier VIP Mid Cap Growth	1.35%
AXA Premier VIP Mid Cap Value	1.35%
AXA Premier VIP International Equity	1.55%
AXA Premier VIP Technology	1.60%
AXA Premier VIP Health Care	1.60%
AXA Premier VIP Core Bond	0.70%
AXA Conservative Allocation Portfolio	0.10%
AXA Conservative-Plus Allocation Portfolio	0.10%
AXA Moderate Allocation Portfolio	0.10%
AXA Moderate-Plus Allocation Portfolio	0.10%
AXA Aggressive Allocation Portfolio	0.10%
AXA Target Allocation 2015 Portfolio	0.35%
AXA Target Allocation 2025 Portfolio	0.35%
AXA Target Allocation 2035 Portfolio	0.35%
AXA Target Allocation 2045 Portfolio	0.35%